Exhibit 99.1

One Corporate Center Rye, NY 10580-1422 t: 203.629.9595 Associated-Capital-Group.com

For Immediate Release:	Contact:	Douglas R. Jamieson President & CEO (203) 629-2726 Associated-Capital-Group.com

Associated Capital to Replace Interim CFO

RYE, New York, January 14, 2019 – Associated Capital Group, Inc. (NYSE: AC) announced today that Francis J. Conroy, CPA, our Interim Chief Financial Officer, has indicated that he will be returning to GGCP, the privately-held parent of AC, as special assistant to the CEO effective April 1 following the filing of the Company’s Form 10-K.

Mario J. Gabelli indicated that “Fran has served us well as our interim Chief Financial Officer. We are delighted that he will continue to be a resource in his role at GGCP and that he will assist us in finding his replacement.”

About Associated Capital Group, Inc.

AC operates as a diversified financial services business providing asset management emphasizing event-driven value and merger arbitrage-oriented alternative investment portfolios for institutions and high net worth investors; institutional research services; and broker-dealer and underwriting services. AC also derives investment income/(loss) from proprietary trading of assets awaiting deployment in its operating businesses.

Forward-looking statements

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in the prospectus/offer to exchange and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.